EXHIBIT 99.1

Carver Bancorp, Inc. Certifies Annual Meeting Results; Shareholders Affirm Change Underway at the Bank
-- Stockholders Re-Elect Jillian E. Joseph and Kenneth J. Knuckles to Serve on the      Carver Board of Directors --
-- Harlem-Based Minority Depository Institution Emphasizes Commitment to Shareholders and Focus on Improved Profitability --
NEW YORK, January 27, 2025 /PRNewswire/ -- Carver Bancorp, Inc. (Nasdaq: CARV) ("Carver" or the "Company"), the holding company for Carver Federal Savings Bank (the "Bank"), a certified Community Development Financial Institution ("CDFI") and designated Minority Depository Institution ("MDI"), today certified the results of its Annual Meeting of Stockholders (the "Annual Meeting") held on December 12, 2024. At the meeting, Carver stockholders re-elected directors Jillian E. Joseph and Kenneth J. Knuckles, an endorsement of the Board and the Company's turnaround strategy.
"We value the trust stockholders have placed in our Company and its Board, which provides a strong foundation for advancing our strategic goals," remarked Lewis P. Jones III, Chairman of the Board.
Chairman Jones continued, "Our focus is on driving profitability and improving results at the Bank. The Board is appreciative of the support we received from shareholders at the Annual Meeting and is working with the management team to achieve a successful turnaround at the Bank. We are unified in our commitment to enhancing shareholder value. The Carver Board recruited our new CEO, Donald Felix, because of its confidence in his ability to accelerate the implementation of its strategy and deliver change. As we progress, we remain dedicated to enhancing our Board, fostering collaborative engagement with our shareholders, and building a profitable and sustainable future for our investors, strategic partners, and the communities we have proudly served since 1948."
Stockholders acted on the following proposals at the 2024 Annual Meeting:

✔	Re-elected Jillian E. Joseph and Kenneth J. Knuckles to the Company's Board.
✔	Approved the Company's 2024 Equity Incentive Plan, which provides for the grant of stock-based awards to officers, employees, and directors of the Company.
✔	Ratified the appointment of BDO USA, LLP as independent auditors for the Company for the fiscal year ending March 31, 2025.

"Our team is focused on restoring long-term profitability to the Bank through targeted strategic initiatives and operational goals," said Donald Felix, President and CEO. "We recognize much work needs to be done and are developing a comprehensive transformation plan to strengthen top-line performance while reducing risks and expenses. Our strategy encompasses growing our core business, expanding operational capacity, and investing in proven technologies to enhance efficiency and customer service. Additionally, we are committed to attracting and retaining exceptional talent across all levels of the organization—from staff to executive leadership—to ensure sustainable long-term success. I am confident that the steps we are taking to improve the financial performance at the Bank will deliver a more viable, sustainable, and impactful future for our shareholders, customers, and communities we serve."
Jillian E. Joseph and Kenneth J. Knuckles will continue to serve on the Board alongside fellow directors Lewis P. Jones III (Chairman), Colvin W. Grannum, Craig C. MacKay, Dr. Pazel G. Jackson, Jr., and Robin L. Nunn.
About Carver Bancorp, Inc.
Carver Bancorp, Inc. (NASDAQ: CARV) is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Headquartered in Harlem, NY, Carver was founded in 1948 to serve historically underserved communities in New York whose residents, businesses, and institutions had limited access to mainstream financial services. The U.S. Treasury Department has designated Carver as a Community Development Financial Institution ("CDFI") because of its community-focused banking services and dedication to its local community's economic viability and revitalization. Carver is one of the largest African- and Caribbean-American-managed banks in the United States. Carver's online banking presence includes consumer checking and savings accounts across nine states, from Massachusetts to Virginia and Washington, DC. For further information, please visit the Company's website at www.carverbank.com. Be sure to connect with Carver on Facebook, LinkedIn, and Instagram.
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors, risks, and uncertainties. More information about these factors, risks, and uncertainties is contained in our filings with the Securities and Exchange Commission.
Media:
Michael Herley for Carver
203.308.1409
mediainquiries@carverbank.com
Investors:
ir@carverbank.com